Exhibit 10.11
AMENDMENT NUMBER ONE
to the
Amended and Restated Guaranty
Dated as of October 1, 2004
by and between
NEW CENTURY FINANCIAL CORPORATION
and
CITIGROUP GLOBAL MARKETS REALTY CORP.
     This AMENDMENT NUMBER ONE is made this 24th day of August, 2006 (“Amendment Number One”), by and between NEW CENTURY FINANCIAL CORPORATION, a Maryland corporation (the “Guarantor”) and CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (the “Lender”), to the Amended and Restated Guaranty, dated as of October 1, 2004 by the Guarantor in favor of the Lender, as amended (the “Guaranty”).
RECITALS
     WHEREAS, the Guarantor and the Lender have agreed to amend the Guaranty as more fully set forth herein; and
     WHEREAS, as of the date of this Amendment Number One, the Guarantor represents to the Lender that it is in compliance in all material respects with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Guaranty and is not in default under the Guaranty.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:
     SECTION 1. Effective as of August 24, 2006, the Guaranty is hereby amended as follows:
     (a) Section 3(b) of the Guaranty is hereby deleted in its entirety and replaced with the following new Section:
     (b) The Guarantor covenants and agrees with the Lender that, until the payment in full of the Obligations or the termination of this Guaranty pursuant to Section 20 hereof:
          (i) Maintenance of Tangible Net Worth. The Guarantor will at all times during each fiscal year maintain, on a consolidated basis, Tangible Net Worth, on a consolidated basis, during each fiscal year, of not less than the sum of (i) $750,000,000 and (ii) fifty percent (50%) of all equity capital raised after November 1, 2004 as of the last day of each of its fiscal quarters.
          (ii) Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. The Guarantor will at all times, maintain a ratio of Total Indebtedness to Tangible Net Worth as of the last day of each fiscal quarter of not greater than 13:1.

          (iii) Liquidity. The Guarantor will, at all times, maintain, on a consolidated basis, cash and Cash Equivalents in an amount not less than $60,000,000.
          (iv) REIT Status. The Guarantor shall take all steps necessary to maintain its status as a REIT.
     (b) Section 4 of the Guaranty is hereby deleted in its entirety and replaced with the following new Section:
     4. Right of Set-off. In addition to any rights and remedies of the Lender provided by this Guaranty and by law, the Lender shall have the right, without prior notice to the Guarantor, any such notice being expressly waived by the Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by the Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Guarantor or any Affiliate thereof. The Lender may set-off cash, the proceeds of the liquidation of any Collateral and all other sums or obligations owed by the Lender or its Affiliates to the Guarantor or its Affiliates against all of the obligations of the Guarantor or its Affiliates to the Lender or its Affiliates, whether under this Guaranty or under any other Guaranty between the parties or between the Guarantor or any of its Affiliates and the Lender or any of its Affiliates, or otherwise, whether or not such obligations are then due, without prejudice to the Lender’s or its Affiliate’s right to recover any deficiency. The Lender agrees promptly to notify the Guarantor after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
     (c) Section 17 of the Guaranty is hereby deleted in its entirety and replaced with the following new Section:
     17. Governing Law. This Guaranty shall be governed by New York law without reference to such state’s choice of law doctrine (other than Section 5-1401 of the New York General Obligations Law).
     SECTION 2. Representations. In order to induce the Lender to execute and deliver this Amendment Number One, the Guarantor hereby represents to the Lender that as of the date hereof, after giving effect to this Amendment Number One, the Guarantor is in compliance in all material respects with all of the terms and conditions of the Guaranty, and no Default or Event of Default has occurred or is continuing thereunder.
     SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Guaranty.
     SECTION 4. Limited Effect. Except as amended hereby, the Guaranty shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Guaranty or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Guaranty, any reference in any of such items to the Guaranty being sufficient to refer to the Guaranty as amended hereby.
     SECTION 5. Governing Law. This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law).
     SECTION 6. Counterparts. This Amendment Number One may be executed by the Guarantor on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Guarantor has caused this Amendment Number One to be executed and delivered by its duly authorized officers as of the day and year first above written.

NEW CENTURY FINANCIAL CORPORATION (Guarantor)

By:	/s/ Brad A. Morrice

Name:	Brad A. Morrice
Title:	President and Chief Executive Officer

By:	/s/ Kevin Cloyd

Name:	Kevin Cloyd
Title:	Executive Vice President